                                                                     EXHIBIT 3.3

               Articles of Incorporation for the State of Nevada



                            ARTICLES OF INCORPORATION

                                       OF

                                 Xdogs.com, Inc.


     Pursuant to the provisions of the Nevada Private Corporations Act (Ch. 78, NRS, as amended), the undersigned Corporation hereby adopts the following Articles of Incorporation:

     FIRST. The name of the Corporation is Xdogs.com, Inc.

     SECOND. OFFICE: Its principal office in the State of Nevada is located at Suite 3, 251 Jeanell Drive, Carson City, Nevada 89703. The name and address of its resident agent is Corporate Advisory Services, Inc., Suite 3, 251 Jeanell Drive, Carson City, Nevada 89703.

     THIRD. PURPOSE: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

     To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with minerals, goods, wares and merchandise and personal property of every class and description.

     To hold, purchase and convey real and personal estate and mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to, or useful in connection with, works of art or any other business of this Corporation. To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

     To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when



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such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

     To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

     To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause in these articles of incorporation but shall be regarded as independent objects and purposes.

     FOURTH. CAPITAL STOCK: The amount of the total authorized capital stock of the corporation is ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000) consisting of Twenty Million (20,000,000) shares of one class of common stock of the par value of One Mill ($.001) each; and One Million (1,000,000) shares of preferred stock of the par value of Ten Cents ($.10) each, to have such classes, series and preferences as the Board of Directors may determine from time to time.



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



     Any and all shares issued by the Corporation will be issued in registered form, as may be directed by the Board of Directors from time to time, and the fixed consideration for which has been paid and delivered shall be deemed fully paid and not liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessments.

     There shall be no preemptive rights in connection with the acquisition of any capital stock of the Corporation.

     FIFTH. DIRECTORS: The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation, provided that the number of directors shall not be reduced to less than one (1).

     The name and post office address of the first board of directors, which shall be one (1) in number, is as follows:

NAME                POST OFFICE ADDRESSES
----                ---------------------
Kent Rodriguez      527 Marquette Ave.
                    Suite 2130
                    Minneapolis, MN 55402


Craig Avery         527 Marquette Ave.
                    Suite 2130
                    Minneapolis, MN 55402

Bryant Loving       527 Marquette Ave.
                    Suite 2130
                    Minneapolis, MN 55402

Robert Corliss      527 Marquette Ave.
                    Suite 2130
                    Minneapolis, MN 55402

Douglas Barton      527 Marquette Ave.
                    Suite 2130
                    Minneapolis, MN 55402

     SIXTH. INCORPORATORS: The name and post office address of the incorporator signing the articles of incorporation is as follows:
David J. Wagner     8400 E. Prentice Ave.
                    Penthouse Suite
                    Englewood, Colorado 80111

     SEVENTH. TERM: The Corporation is to have perpetual existence.

     EIGHTH. AUTHORIZATIONS: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     Subject to the by-laws, to make, alter or amend the by-laws of the Corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

     By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the board of



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



directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deems expedient, and for the best interest of the Corporation.

     NINTH. MEETINGS: Meetings of stockholders may be held outside the State of Nevada, if the by-laws provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

     TENTH. AMENDMENTS: This Corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation by majority vote of the shareholders and in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH. VOTING: There shall be no cumulative voting permitted in any shareholder election of the Corporation.



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



     TWELFTH. INDEMNIFICATION: The Corporation shall indemnify and hold harmless the officers and directors of the Corporation from any and all liabilities or claims to the fullest extent now, or hereafter from time to time, permitted pursuant to the General Corporation Law of the State of Nevada.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of March, 1999.


                                //Signed//
                              --------------------------------------------------
                                    DAVID J. WAGNER





STATE OF COLORADO        )
                         )      Section
COUNTY OF ARAPAHOE       )

     On this 22nd day of March, 1999, before me, a Notary Public, personally appeared DAVID J. WAGNER, who acknowledged that he executed the above instrument.


                                //Signed//
                              --------------------------------------------------
                                   NOTARY PUBLIC

My Commission Expires:7-15-2000



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
                                                                     EXHIBIT 3.4


   Articles of Merger for the Colorado Corporation and the Nevada Corporation



                               ARTICLES OF MERGER
                                       OF
                 THE SLED DOGS COMPANY., a Colorado Corporation
                                      INTO
                      Xdogs.com, Inc., a Nevada Corporation

     THESE ARTICLES OF MERGER (the "Articles") are made this 6th day of May, 1999, by and between THE SLED DOGS COMPANY, a Colorado corporation (hereinafter referred to as the "Non-surviving Corporation") and Xdogs.com, Inc. a Nevada corporation (hereinafter the "Surviving Corporation"), pursuant to the respective portions of Chapter 92A of the Nevada Private Corporations Act.

     I. The Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, as hereinafter specified, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Colorado, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all the powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for all of the debts and liabilities, if any, of the Non-surviving Corporation.

     II. The merger shall become effective as of May 6, 1999.

     III. Immediately prior to the effective date of the merger contemplated herein, the Non-surviving Corporation had 6,797,741 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.

     IV. As a result of the merger, all outstanding and issued shares of the Non-surviving Corporation's common stock shall be exchanged for the exact amount of shares of the Surviving Corporation.

     V. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference as though its provisions were fully set forth herein.

     VI. The Plan of Merger was submitted to the shareholders of the Non-Surviving Corporation and approved by a sufficient number of shareholders of the Non-Surviving Corporation on May 6, 1999 by a total of 4,275,047 shares out of a total of 6,797,741 shares entitled to vote thereon, with a total of 4,048 shares voting against the proposal and 854 shares voting to abstain. The sole shareholder of the Surviving Corporation unanimously approved the Plan on May 6, 1999.

     The undersigned respective President and Secretary of the Non-surviving Corporation and of the Surviving Corporation each hereby acknowledges that the execution of these Articles of Merger is the act and deed of the Corporation on whose behalf he executes these Articles and that the facts stated herein are true.

THE SLED DOGS COMPANY
a Colorado corporation


By: ///Signed///                                  By:///Signed///
   ---------------------------                       ---------------------------
       President                                        Secretary


STATE OF MINNESOTA           )
                             )      Section
COUNTY OF    Henn            )
         -----------------
     On this 21st day of May , 1999, before me, a Notary Public, personally appeared Kent Rodriguez and Aaron Killander who acknowledged that they are the respective President and Secretary of THE SLED DOGS COMPANY, and that each has executed the above instrument

                                                         ///Signed///
                                                     ---------------------------
                                                     NOTARY PUBLIC

                       My Commission Expires: Jan 31, 2000

Xdogs.com, Inc.
a Nevada  corporation


By: ///Signed///                                  By:///Signed///
   ---------------------------                       ---------------------------
       President                                          Secretary


STATE OF MINNESOTA           )
                             )      Section
COUNTY OF    Henn            )
         -----------------

     On this 21st day of May, 1999, before me, a Notary Public, personally appeared Kent Rodriguez and Aaron Killander who acknowledged that they are the respective President and Secretary of THE SLED DOGS COMPANY, and that each has executed the above instrument
                                                         ///Signed///
                                                     ---------------------------
                                                     NOTARY PUBLIC

                       My Commission Expires: Jan 31, 2000



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



                          AGREEMENT AND PLAN OF MERGER
                                       OF
                  THE SLED DOGS COMPANY, a Colorado corporation
                                      INTO
                      Xdogs.com, Inc., a Nevada corporation

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made this 6th day of May, 1999 by and between THE SLED DOGS COMPANY, a Colorado corporation (hereinafter referred to as the "Non-surviving Corporation") and Xdogs.com, Inc., a Nevada corporation (hereinafter referred to as the "Surviving Corporation"). Hereinafter the Non-surviving Corporation and Surviving Corporation shall be referred to as the "Corporations".

     WHEREAS, the respective Corporations desire to merge;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     I. Pursuant to the Nevada Private Corporations Act, the Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Colorado, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for all of the debts and liabilities of the Non-surviving Corporation.

     II. The Non-surviving Corporation's assets and liabilities shall otherwise become the assets and liabilities of the Surviving Corporation.

     III. The officers of the Corporations are authorized and directed to take all appropriate and necessary action to dissolve the Non-surviving Corporation under applicable law.

     IV. This Agreement and Plan of Merger shall become effective as of May 6, 1999.

     V. The state of incorporation of the Surviving Corporation after the effective date of the merger shall be the State of Nevada.

     VI. The officers and directors of the Surviving Corporation after the effective date of the merger shall be the same officers and directors as prior to the effective date of the merger.

     VII. The Surviving Corporation' s name after the merger's effective date shall remain the same.

     VIII. The Articles of Incorporation of the Surviving Corporation shall serve as the Articles of Incorporation for the Surviving Corporation and Non-surviving Corporation as merged.

     IX. The authorized capital shares of the Surviving Corporation, whether issued or unissued on the effective date of the merger, shall remain the same and not be converted into a different number or class of shares as a result of the merger.

     X. Immediately prior to the effective date of the merger contemplated herein, the Non-surviving Corporation had 6,797,741 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.

     XI. As a result of the merger, all outstanding and issued shares of the Non-surviving Corporation's common stock shall be exchanged for all of the outstanding and issued shares of the Surviving Corporation. The Non-surviving Corporation's shares will then be canceled.

     XII. The Non-surviving and Surviving Corporation shall take, or cause to be taken, all actions necessary, proper or advisable under the laws of the State of Nevada to consummate and make effective the merger.

     XIII. It is intended that the transaction described herein qualifies as a change of domicile within the definition of Section 368 of the Internal Revenue Code of 1986, as amended.

     The undersigned President and Secretary of each of the parties hereto hereby acknowledge that the execution of this Agreement is the act and deed of the Corporation on whose behalf each executes this Agreement, and that the facts stated herein are true.

THE SLED DOGS COMPANY
a Colorado corporation


By: ///Signed///                              By:///Signed///
   -------------------------------               -------------------------------
       President                                    Secretary



Xdogs.com, Inc.
a Nevada  corporation


By: ///Signed///                              By:///Signed///
   -------------------------------               -------------------------------
       President                                    Secretary





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